EXHIBIT 5




                                                 March 9, 1998



Ethyl Corporation
330 South Fourth Street
P. O. Box 2189
Richmond, Virginia 23219

                                                Ethyl Corporation -
                                         Registration Statement on Form S-3

Dear Sirs:

     We have acted as counsel to Ethyl Corporation, a Virginia corporation (the "Company"), in connection with the registration by the Company of (a) an aggregate of $300,000,000 of its (i) unsecured senior debt securities (the "Debt Securities") and (ii) shares of its Cumulative Second Preferred Stock, par value $10 per share (the "Preferred Stock") and (b) an indeterminate number of preferred depositary shares of the Company to be evidenced by depositary receipts (the "Depositary Shares"), as set forth in the Registration Statement on form S-3 (the "Registration Statement") filed by the Company on January 12, 1995 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended by amendments 1 through 4. The Debt Securities, the Preferred Stock and the Depositary Shares are referred to herein collectively as the "Securities". The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and


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February 17, 1998
Page 2


     2. When (a) the terms of any series of the Preferred Stock have been authorized by appropriate corporate action of the Company and (b) the Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the prospectus and the applicable supplement to the Prospectus, and with respect to the Debt Securities, such Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture, dated as of June 15, 1985 (as amended by the First Supplemental Indenture, dated as of June 15, 1986, and the Second Supplemental Indenture, dated as of December 15, 1994), between the Company and First Trust of New York, N.A., then (x) the Debt Securities will be validly authorized and issued and binding obligations of the Company and (y) the Preferred Stock will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration and to the statement made in reference to this firm under the caption "Validity of Securities" in the Registration Statement.

                                                     Very truly yours,



                                                     /s/ Hunton & Williams
                                                     Hunton & Williams